UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2016

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2016, at a meeting of the Board of Directors, in accordance with Section 3.2 of the Company's Bylaws, the Board of Directors increased the number of directors serving on the Company's Board from four to five directors.  Pursuant to Section 3.10 of the Company's Bylaws, the Board of Directors appointed Eric Davis to fill the vacancy thereby created.  The effective date of Mr. Davis' appointment is January 1, 2017.  Mr. Davis currently serves as the Company's President, Chief Investment Officer and Chief Compliance Officer.

There are no understandings or arrangements between Mr. Davis and any other person pursuant to which he was selected to serve as a director of the Company.  There are no relationships between Mr. Davis and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: January 6, 2017	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer